Exhibit 5.1

Golenbock Eiseman Assor Bell & Peskoe LLP

711 Third Avenue

New York, New York 10017

Attorneys at Law

Tel. 212-907-7300 / Fax 212-754-0330 / www.golenbock.comn

October 21, 2024

Invizyne Technologies Inc.

750 Royal Oaks Drive, Suite 106

Monrovia, CA 91016

Re: Registration Statement on Form S-1, No. 333-276987

Dear Sirs:

We have acted as counsel to Invizyne Technologies Inc., a Nevada corporation (the “Company”), in connection with the proposed public offering of up to 2,156,250 shares (“Offered Shares”) of common stock, $.000001 par value (the “Common Stock”), of the Company, consisting of a base offering of 1,875,000 Offered Shares and 281,250 Offered Shares in the over-allotment option. The Offered Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on February 9, 2024, Registration No. 333-276987, as amended (the “Registration Statement”) and subsequently amended. In addition, the Registration Statement is registering (i) 4,013,769 shares of Common Stock that are issued and outstanding, previously issued by the Company, for resale by a selling shareholder (the “Selling Shareholder Shares”), and (ii) 197,800 warrants to be issued to the underwriter or its nominee of the Offered Shares, which warrants permit the holder to purchase up to 197,800 shares of Common Stock upon exercise of the warrants (the “Underwriter Warrant” and “Warrant Shares,” respectively). Together the Offered Shares, the Selling Shareholder Shares, the Underwriter Warrant, and the Warrant Shares are referred to herein collectively as the “Securities.” This opinion is being furnished in connection with the requirements of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issuance of the Securities.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined such matters of fact and questions of law as we have considered appropriate for the purposes of this letter. In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Articles of Incorporation, as amended, and the current by-laws of the Company; (ii) the Registration Statement and all exhibits thereto as filed through the date hereof, including the forms of Underwriting Agreement and Underwriter Warrant; (iii) certain resolutions adopted or forms of resolutions to be adopted by the Company’s board of directors and committees thereof, relating to authorizations of the filing of the Registration Statement and other related matters, including the authorization of the Securities for sale and issuance pursuant to the Registration Statement and the related agreements; and (vi) such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, subject to the assumptions, limitations, and qualifications stated herein.

We have also examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the persons executing the documents that we have examined have the legal capacity to execute such documents; (iii) the conformity to the originals of all documents submitted to us as copies; (iv) the truth, accuracy, and completeness of the information contained in the Registration Statement, the Articles of Incorporation and by-laws of the Company, and the other records, documents, instruments, and certificates we have reviewed; and (v) that all the Securities will be issued in the manner stated in the Registration Statement and the agreements related to the Securities and the Securities and agreements related to the Securities will have been approved by all requisite corporate and legal requirements. As to any facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of the Company and others.

For the purposes of this opinion, we have assumed that the Company will enter into a duly authorized Underwriting Agreement and the Underwriter Warrant with the underwriter and in connection therewith will authorize the issuance of the Offered Shares, the Underwriter Warrant, and the Warrant Shares for sale under the Underwriting Agreement, and the Underwriter Warrant, all in the manner as described in the Registration Statement. We have also assumed that the Company, prior to the issuance of the Offered Shares, the Underwriter Warrant, and the Warrant Shares will have received their respective forms of consideration for those securities as provided through the Underwriting Agreement and Underwriter Warrant and as stated in the Registration Statement. We have also assumed that the sale of the Selling Shareholder Shares to the selling shareholder by the Company were duly authorized and subject to an authorized selling agreement and that the Company received the consideration for the Selling Shareholder Shares. Additionally, we have assumed that the selling shareholder has authorized the sale of the Selling Shareholder Shares in the manner described in the Registration Statement.

Based upon the foregoing, and subject to the qualifications, assumptions, and limitations stated herein, (A) it is our opinion that upon the approval by the board of directors of the Company of the issuance of the Offered Shares, the Underwriter Warrant, and the Warrant Shares and the effectiveness of all other approvals for the issuance of the Offered Shares, the Underwriter Warrant, and the Warrant Shares, when the Registration Statement has been declared effective and the Offered Shares, the Underwriter Warrant, and the Warrant Shares have been sold and issued in the manner contemplated by, and upon the terms and conditions set forth in the Registration Statement and the Underwriting Agreement, and Warrant Agreement, it is our opinion that (i) the Offered Shares and the Warrant Shares will be duly approved and validly issued, fully paid, and nonassessable, and (ii) the Underwriter Warrant will be the legally binding obligation of the Company, and (B) it is our opinion that the Selling Shareholder Shares have been duly approved by the Board of Directors of the Company and have been validly issued and are fully paid and nonassessable shares of Common Stock of the Company.

The foregoing opinion is based on, and is limited to the laws of the State of New York, and we render no opinion with respect to the laws of any other jurisdiction. For the purposes of this Opinion, we have assumed that the laws of the State of Nevada are the same as the State of New York. Our opinion expressed herein is as of the date hereof, and we assume no obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision, or otherwise. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/S/ Golenbock Eiseman Assor Bell & Peskoe LLP

Golenbock Eiseman Assor Bell & Peskoe LLP